Exhibit 99

NIC Earns 17 Cents Per Share in Second Quarter 2015; Solid Performance of Transaction-based Services Drives Revenue Growth

OLATHE, Kan.--(BUSINESS WIRE)--August 6, 2015--NIC Inc. (NASDAQ: EGOV), the dominant provider of official eGovernment services, today announced net income of $11.3 million and earnings per share of 17 cents on total revenues of $75.8 million for the three months ended June 30, 2015. In the second quarter of 2014, the Company reported net income of $11.0 million and earnings per share of 17 cents on total revenues of $71.2 million.

Quarterly portal revenues were $71.0 million, a 6 percent increase over the second quarter of 2014. On a same-state basis, total revenues increased 7 percent, with transaction-based revenues from Interactive Government Services (IGS) up 11 percent over the second quarter of 2014, and transaction-based revenues from Driver History Records (DHR) up 3 percent due mainly to price increases in two states. Same-state portal software development revenues increased 6 percent in the quarter due mainly to new projects in Wisconsin, Indiana, and Colorado.

Start-up costs from the pilot program with the Louisiana Department of Public Safety totaled $0.3 million during the current quarter.

NIC’s portal gross profit percentage was 40 percent in the current quarter, down from 41 percent in the second quarter of 2014, in part reflecting start-up costs from the Louisiana pilot and the expiration of the Company’s contract with the State of Delaware in the first quarter of 2015.

Software & services revenues were $4.8 million in the current quarter, up 10 percent from the second quarter of 2014, driven by an increase in transactional revenues from the federal Pre-employment Screening Program.

“I am pleased with the results NIC produced during the second quarter of 2015,” said NIC Chief Executive Officer and Chairman of the Board, Harry Herington. “Our teams continue to be focused on what drives our core business -- launching new transaction-based online government services and looking for ways to harness new innovation for the development of future services.”

Operational Highlights

Recently, three NIC subsidiaries received contract extensions. The Maryland Division of NICUSA and Kentucky Interactive, LLC received one-year contract extensions from the states of Maryland and Kentucky, respectively. In addition, the State of Utah extended its contract with Utah Interactive, LLC for three years.

Second Quarter Earnings Call and Webcast Details

On the call, the Company will discuss its 2015 second quarter, and answer questions from the investment community. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information

Thursday, August 6, 2015
4:30 p.m. (EDT)

Call bridge:	888-395-3227 (U.S. callers) or 719-325-2393 (international callers)
Conference ID:	5339033
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen: The Webcast system is available at https://www.egov.com/investor-relations.

A replay of the Webcast will be available by visiting https://www.egov.com/investor-relations.

About NIC

Founded in 1992, NIC (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure payment processing solutions. The Company's innovative eGovernment services help make government more accessible to everyone through technology. The family of NIC companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies in the United States. Forbes has named NIC as one of the “100 Best Small Companies in America” six times, most recently ranked at No. 36 (2014), and the Company has been included four times on the Barron’s 400 Index. Additional information is available at https://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements included in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including regional or national business, political, economic, competitive, social and market conditions, including the ability of the Company to renew existing contracts and sign contracts with new states and federal government agencies, as well as possible data security incidents. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of the Company’s most recently filed Forms 10-K and 10-Q. Any forward-looking statements made during this call speak only as of the date of this call. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Portal revenues	$71,030	$66,809	$136,944	$128,291
Software & services revenues	4,782	4,346	9,227	8,261
Total revenues	75,812	71,155	146,171	136,552
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization (1)	42,815	39,549	84,309	77,110
Cost of software & services revenues, exclusive of depreciation &
amortization (1)	1,321	1,245	2,611	2,238
Selling & administrative (1)	10,818	9,841	21,356	19,049
Depreciation & amortization	2,304	2,277	4,596	4,527
Total operating expenses	57,258	52,912	112,872	102,924
Operating income before income taxes	18,554	18,243	33,299	33,628
Income tax provision	7,251	7,213	13,055	13,223
Net income	$11,303	$11,030	$20,244	$20,405

Basic net income per share	$0.17	$0.17	$0.31	$0.31
Diluted net income per share	$0.17	$0.17	$0.31	$0.31

Weighted average shares outstanding:
Basic	65,588	65,245	65,488	65,151
Diluted	65,588	65,245	65,488	65,151

Key Financial Metrics:
Revenue growth - outsourced portals	6%	8%	7%	7%
Same state revenue growth - outsourced portals	7%	8%	7%	7%
Recurring portal revenue as a % of total portal revenues	95%	95%	96%	95%
Gross profit % - outsourced portals	40%	41%	38%	40%
Revenue growth - software & services	10%	13%	12%	18%
Gross profit % - software & services	72%	71%	72%	73%
Selling & administrative expenses as a % of total revenues	14%	14%	15%	14%
Operating income as a % of total revenue	24%	26%	23%	25%

Portal Revenue Analysis:
IGS transaction-based	$40,635	$36,684	$76,782	$69,053
DMV transaction-based	25,643	25,017	51,295	48,493
Portal software development	3,477	3,288	5,772	6,315
Portal management	1,275	1,820	3,095	4,430
Total portal revenues	$71,030	$66,809	$136,944	$128,291
(1) The Company reclassified certain income statement employee benefit-related expenses for the three- and six-month periods ended June 30, 2014 to conform to the 2015 presentation. The reclassification resulted in a reduction of selling & administrative expenses of $1.0 million and $2.1 million, respectively, for the three- and six-month periods ended June 30, 2014 and corresponding increases of $1.0 million and $2.0 million, respectively, in cost of portal revenues and an increase of $0.1 million in cost of software & services revenues for the six-month period ended June 30, 2014. In addition, the reclassification resulted in a reduction of selling & administrative expenses as a percentage of total consolidated revenues of 1% and 2%, respectively, for the three- and six-month periods ended June 30, 2014 and corresponding decreases in portal gross profit percentage and a 1% decrease in software & services gross profit percentage for the six-month period ended June 30, 2014. The reclassification had no effect on total operating expenses, operating income, net income, earnings per share or cash flows.

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$107,411	$87,983
Trade accounts receivable, net	76,476	57,468
Deferred income taxes, net	1,109	1,039
Prepaid expenses & other current assets	11,496	11,502
Total current assets	196,492	157,992
Property and equipment, net	10,524	12,247
Intangible assets, net	2,365	2,394
Other assets	438	446
Total assets	$209,819	$173,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,449	$41,402
Accrued expenses	19,512	19,751
Other current liabilities	2,269	2,902
Total current liabilities	77,230	64,055

Deferred income taxes, net	707	1,536
Other long-term liabilities	3,965	3,350
Total liabilities	81,902	68,941

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized,
65,615 and 65,303 shares issued and outstanding	7	7
Additional paid-in capital	98,168	94,690
Retained earnings	29,742	9,441
Total stockholders' equity	127,917	104,138
Total liabilities and stockholders' equity	$209,819	$173,079

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in
	Shares	Amount	Capital	Retained Earnings	Total
Balance, January 1, 2015	65,303	$7	$94,690	$9,441	$104,138
Net income	-	-	-	20,244	20,244
Restricted stock vestings	332	-	74	-	74
Dividend equivalents cancelled upon forfeiture of
performance-based restricted stock awards	-	-	18	57	75
Shares surrendered and cancelled upon vesting of restricted
stock to satisfy tax withholdings	(95)	-	(1,624)	-	(1,624)
Stock-based compensation	-	-	3,796	-	3,796
Tax deductions relating to stock-based compensation	-	-	232	-	232
Shares issuable in lieu of dividend payments on unvested
performance-based restricted stock awards	-	-	(149)	-	(149)
Issuance of common stock under employee stock purchase plan	75	-	1,131	-	1,131
Balance, June 30, 2015	65,615	$7	$98,168	$29,742	$127,917

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$11,303	$11,030	$20,244	$20,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	2,304	2,277	4,596	4,527
Stock-based compensation expense	1,637	1,414	3,796	2,414
Deferred income taxes	(1,319)	(818)	(2,755)	(1,494)
Loss on disposal of property and equipment	2	24	29	128
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable, net	(8,654)	404	(19,008)	(8,393)
Decrease in prepaid expenses & other current assets	1,467	129	1,862	2,370
(Increase) decrease in other assets	6	(9)	8	(42)
Increase (decrease) in accounts payable	7,131	(1,282)	14,047	6,705
Increase (decrease) in accrued expenses	2,967	2,811	(1,993)	(4,416)
Increase (decrease) in other current liabilities	(189)	(313)	(633)	102
Increase in other long-term liabilities	402	252	615	413
Net cash provided by operating activities	17,057	15,919	20,808	22,719
Cash flows from investing activities:
Purchases of property and equipment	(1,527)	(1,734)	(2,204)	(2,653)
Capitalized internal use software development costs	(251)	(332)	(539)	(657)
Net cash used in investing activities	(1,778)	(2,066)	(2,743)	(3,310)
Cash flows from financing activities:
Proceeds from employee common stock purchases	-	-	1,131	1,107
Tax deductions related to stock-based compensation	28	207	232	897
Net cash provided by financing activities	28	207	1,363	2,004
Net increase in cash	15,307	14,060	19,428	21,413
Cash, beginning of period	92,104	81,598	87,983	74,245
Cash, end of period	$107,411	$95,658	$107,411	$95,658
Other cash flow information:
Non-cash investing activities:
Capital expenditures accrued but not yet paid	$130	$50	$130	$50

Cash payments:
Income taxes paid	$6,659	$7,305	$13,073	$13,837
Cash dividends on common stock previously restricted for payment of dividend	$-	$-	$-	$22,982

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
adavied@egov.com